UNITED STATES SECURITIES
AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO
SCHEDULE 14C INFORMATION

Information Statement
Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ] Definitive Information Statement

OCEANIC EXPLORATION COMPANY

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: Not Applicable
(2) Form, Schedule or Registration Statement No.: Not Applicable
(3) Filing Party: Not Applicable
(4) Date Filed: Not Applicable

INFORMATION STATEMENT
INTRODUCTION
ACTIONS BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDERS
USE OF PROCEEDS
STOCKHOLDER APPROVAL OBTAINED
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DISSENTERS’ RIGHTS OF APPRAISAL

OCEANIC EXPLORATION COMPANY

7800 East Dorado Place, Suite 250
Englewood, Colorado 80111

INFORMATION STATEMENT
Dated November     , 2002

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

     The amendment and restatement of our Certificate of Incorporation has already been approved by the written consent of our majority stockholders. A vote of our other stockholders is not necessary.

INTRODUCTION

     We are furnishing this Information Statement to the holders of our common stock, $.0625 par value, in connection with the amendment and restatement of our Certificate of Incorporation. The amendment and restatement was approved on August 15, 2002 by the board of directors and adopted by written consent on November 7, 2002 by holders entitled to vote a majority of the outstanding shares of our common stock. Accordingly, all necessary corporate approvals in connection with matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required under the Securities Exchange Act of 1934 and the Delaware General Corporation Law, of these corporate actions before they take effect.

     The federal securities laws provide that the Amended and Restated Certificate of Incorporation cannot become effective until at least 20 calendar days after we furnish this Information Statement to our stockholders. This Information Statement was first sent to the stockholders on November 15, 2002. We anticipate that the Amended and Restated Certificate of Incorporation will become effective on or about December 6, 2002.

     We are required under Delaware corporate law to obtain the vote of a majority of our common stock to amend our Certificate of Incorporation. Delaware corporate law permits us to take action by the written consent of the holders of shares of our common stock in lieu of having a stockholders’ meeting so long as these holders have at least the minimum number of votes that would be necessary to authorize the action at a meeting. In order to eliminate the costs and time involved in holding a special meeting of our stockholders, to make the Amended and Restated Certificate of Incorporation effective, we sought and obtained the written consent of the holders of a majority of our common stock.

     Under Delaware law, we must provide prompt notice to our stockholders of record of the approval of the Amended and Restated Certificate of Incorporation pursuant to the written consent described above. We have prepared this Information Statement to provide that notice.

     Our principal executive offices are located at 7800 East Dorado Place, Suite 250, Englewood, Colorado 80111.

ACTIONS BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDERS

Action Taken

     The Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit A, was authorized by unanimous written consent of the Board of Directors on August 15, 2002 and subsequently approved by written consent of holders entitled to vote a majority of the common stock on November 7, 2002. The amendments to the Certificate of Incorporation are as follows:

     1.     The authorized common stock was increased from 12,000,000 shares to 50,000,000 shares and a previously designated series of preferred stock was eliminated. (Article Fourth)

     2.     The liability of directors and officers was limited to the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law. (Article Tenth, Section 2)

     3.     The generally understood powers of the Board of Directors to manage our business were expressly affirmed. (Article Tenth, Sections 1 and 3)

Reasons for the Amendments to the Amended and Restated Certificate of Incorporation

     Increase of Authorized Shares of Common Stock. We amended and restated our Certificate of Incorporation to effect an increase in the number of authorized shares of common stock to enable us to issue additional shares pursuant to our contemplated rights offering. The additional shares of common stock will be offered pursuant to a registered rights offering. We have filed a Registration Statement on Form SB-2 (File No. 333-98347) with the Securities and Exchange Commission in connection with distributing subscription rights to purchase 21,000,000 shares of common stock to our current stockholders. NWO Resources, Inc. and its major stockholder, Cordillera Corporation, two of our principal stockholders, have stated their intention to exercise their subscription rights, thereby purchasing 11,558,668 shares, and have also indicated that they may purchase any additional shares that are not subscribed for by other stockholders. They are, however, not obligated to exercise their subscription rights or to purchase additional shares.

     A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Information Statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of such securities in any State or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or jurisdiction. The offering will only be made by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

     In 1972, we designated the relative rights, powers and preferences of a series of 350,000 shares of convertible preferred stock. No shares are currently outstanding. By eliminating the description of the series from the Amended and Restated Certificate of Incorporation, we have allowed the shares of preferred stock previously reserved for the series to be included in subsequently designated series.

     Limitation of Liability. Section 102(b)(7) of the Delaware General Corporation Law provides that the Certificate of Incorporation may eliminate or limit the personal liability of a director to us or the stockholders for monetary damages for breach of fiduciary duty, except for (i) liability arising out of a director’s breach of his duty of loyalty to us or the stockholders, (ii) any act or omission not in good faith or involving intentional misconduct or a knowing violation of laws, (iii) liability arising under the Delaware General Corporation Law for an unlawful declaration of dividends or stock redemption, and (iv) liability for any transaction from which the director derived an improper personal benefit.

     The purpose of this provision in the Delaware General Corporation Law is to protect directors of a corporation against liability except where they have engaged in some knowing impropriety or intentional misconduct. The provision was adopted in response to the significant increase nationwide in lawsuits against corporate directors and the increase in insurance rates for director liability insurance, which has made it financially impractical for many companies to obtain such insurance. Adoption of this provision will facilitate our ability to attract and retain highly qualified individuals to serve as directors.

     Authority of Directors. We amended and restated our Certificate of Incorporation to affirm the powers of the Board of Directors. Section 102(b)(1) of the Delaware General Corporation Law provides that the Certificate of Incorporation may include any provision for the management of the business and for the conduct of the affairs of the corporation, if such provisions are not contrary to the laws of Delaware.

     The purpose of this provision is to expressly affirm the generally understood powers of the Board of Directors to manage our business.

USE OF PROCEEDS

     The following table illustrates our current expectations as to the use of the proceeds from the offering of the 21,000,000 newly authorized shares if the rights offering is fully subscribed. A majority of the proceeds from the rights offering will be used to pursue the claims of our subsidiary, Petrotimor Companhia de Petroléos, S.A.R.L. (which we refer to in this Information Statement as “Petrotimor”), against the Commonwealth of Australia, the Joint Authority established under the Timor Gap Treaty and the Phillips Petroleum companies operating within the Timor Gap area, regarding Petrotimor’s oil and gas concession in the Timor Gap and to pursue commercial opportunities in East Timor in connection with our underlying rights and our Application for Expansion of Seabed Concessions filed with the transitional government of East Timor. The remaining proceeds will be used to fund future operations, including those of our employment services division. We have no firm agreement concerning items listed and no binding budget has been established. If less than the full rights offering is subscribed for, we will pay the costs of the offering and apply any additional available funds in approximately the proportion indicated below. The amounts stated herein are approximate only and the actual expenditures may vary from the estimate.

     The Gross Proceeds do not take into account an additional $450 that would be raised if up to 3,000 additional shares of common stock are issued in connection with the rounding up of shares. The estimated costs of offering include professional fees incurred in the preparation of this prospectus and printing, copying and miscellaneous expenses. We believe the amount under “Fund Future Operations” should be sufficient to fund our operations, including those of Petrotimor, through December 2004. We believe the amount set forth under “Supplement Alliance Division Payroll” will be sufficient to fund Alliance’s operations through June 2003, at which time we will reassess the Alliance operations. The commercial opportunity in East Timor for which funds have been allocated in the table below, is the pursuit of the recognition by East Timor of Petrotimor’s previous concession granted by Portugal. Recognition of Petrotimor’s claim and assistance to East

Timor by Petrotimor’s legal experts would be helpful in assisting East Timor achieve recognition of the maritime boundaries in the Timor Sea that East Timor is legally entitled to under international law. This includes non-litigation expenses directly related to the East Timor concession and business activities to increase Petrotimor’s presence in the area.

     On August 15, 2002, we established a line of credit with NWO Resources, Inc. to fund our operations prior to the completion of the rights offering. As of October 31, 2002, $100,000 was outstanding under the line of credit. We expect to draw down an additional amount of approximately $100,000 before the closing of the rights offering. The line of credit provides for cumulative draws of up to $500,000 with interest on the outstanding balance at 2% over the U.S. Bank prime lending rate in effect on the date of each draw against the line of credit. The line of credit is evidenced by an unsecured demand promissory note that is due upon demand. We anticipate repaying any outstanding amounts due under the line of credit upon consummation of the rights offering, at which time the line of credit will be terminated. The line of credit has been and will be was used to pay operating expenses of the Company, including payroll, rent, officer and director fees, other general and administrative costs, Petrotimor litigation costs, and Alliance Divisions costs.

Gross Proceeds	$3,150,000
Cost of Offering	(136,000)

Net Proceeds	$3,014,000

Repay Line of Credit	$200,000
Fund Future Operations:
Net payroll cost	475,000
Rent, officer and director fees	320,000
Other general and administrative costs	154,000
Petrotimor Litigation Expenses	1,400,000
Continue to Pursue Commercial Opportunity in East Timor	185,000
Supplement Alliance Division payroll costs	280,000

Net Proceeds	$3,014,000

     We reserve the right to allocate our resources in a different manner if necessary or appropriate.

STOCKHOLDER APPROVAL OBTAINED

     As of the date of this Information Statement, we received written consents approving the Amended and Restated Certificate of Incorporation from NWO Resources, Inc. and Cordillera Corporation, stockholders of record representing 5,457,978 shares of common stock, or approximately

55% of the issued and outstanding shares. No other class of stock is outstanding. Accordingly, the stockholders have approved the Amended and Restated Certificate of Incorporation. The record date for determining the stockholders entitled to execute written consents was November 7, 2002. As of the record date, there were 9,916,154 shares of common stock issued and outstanding.

     Our Chairman of the Board and Chief Executive Officer, James N. Blue, is President and the beneficial owner of a majority of the common stock of Cordillera Corporation, which is the major stockholder of NWO Resources, Inc. Mr. Blue is the chairman of the board and president of NWO Resources, Inc.

     The Amended and Restated Certification of Incorporation will become effective on or about December 6, 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of October 31, 2002 there were issued and outstanding 9,916,154 shares of common stock, which is our only outstanding class of voting securities. Holders of common stock are entitled to one vote per share on each matter upon which stockholders may be entitled to vote.

     The following table sets forth information regarding shares of common stock beneficially owned as of October 31, 2002 by (i) each person known by us to beneficially own 5% or more of the outstanding common stock, (ii) by each director, and (iii) by all officers and directors as a group.

Names and Addresses of Officers,	Amount of	Nature of Beneficial	Percentage
Directors and Principal Stockholders	Common Stock	Ownership	of Class

Allen & Company and various affiliates[1] 711 Fifth Avenue New York, NY 10022	824,200	Sole voting and investment power	8.3%

NWO Resources, Inc.[2] c/o Samuel C. Randazzo 21 E. State Street, Suite 1700 Columbus, OH 43215	4,912,178	Sole voting and investment power	49.5%

Cordillera Corporation[2] 7800 E. Dorado Place, Suite 250 Englewood, CO 80111	545,800	Sole voting and investment power	5.5%

James N. Blue[3,5] 7800 E. Dorado Place, Suite 250 Englewood, CO 80111	None	[2,3]	N/A

Charles N. Haas[4,5] 7800 E. Dorado Place, Suite 250 Englewood, CO 80111	None	[4]	N/A

Sidney H. Stires[5] 12 East 44th Street New York, NY 10017	78,500	Through Spouse’s Trust	less than 1%

Gene E. Burke, M.D5 3555 Timmons #660 Houston, TX 77027	None		N/A

John L. Redmond[5] 7800 E. Dorado Place, Suite 250 Englewood, CO 80111	None		N/A

All Directors and Officers as a group (7 persons)	78,500	[2,3,4]	less than 1%

[1]The information regarding common stock owned by Allen & Company is based on the information contained in the Amendment No. 1 to Schedule 13D filed April 25, 1989 by the persons and entities identified below, which reports the following ownership of the common:

Names	Common Stock	Percentage

Allen & Company	165,000	1.7

American Diversified Enterprises, Inc.	232,500	2.3

Herbert Anthony Allen, Susan Kathleen Wilson and Herbert Allen, as Successor Trustees of Trust created by Herbert Allen pursuant to Agreement dated 12/1/64	47,917	.5

Terry Allen Kramer and Irwin H. Kramer as Trustees U/A for Issuer of Terry Allen Kramer pursuant to Agreement dated 4/5/63	70,000	.7

Toni Allen Goutal	55,500	.6

Angela Frances Allen Kramer	43,700	.4

Nathaniel Charles Allen Kramer	56,000	.6

Bruce Allen	20,000	.2

C. Robert Allen, IV	5,000	.1

John Godwin Allen	5,000	.1

Luke Andrew Allen	5,000	.1

Thaddeus Mack Allen	5,000	.1

Evelyn Henry	52,000	.5

Marjorie Bisgood	59,500	.6

Bradley Roberts	2,083	*

*Less than .1%

[2] Mr. Blue is chairman of the board of directors and president of Cordillera Corporation, the major stockholder of NWO Resources, Inc., which owns 49.5% of our stock. Through affiliates, Mr. Blue indirectly beneficially holds a majority of the common stock of Cordillera Corporation, which owns an additional 5.5% of our stock.

[3] Mr. Blue is chairman of the board of directors and president of NWO Resources, Inc.

[4] Mr. Haas is a director and vice president of Cordillera Corporation.

[5] Director of Oceanic Exploration Company.

DISSENTERS’ RIGHTS OF APPRAISAL

No dissenters’ or appraisal rights of our stockholders under Delaware corporate law arise as a result of approval of the Amended and Restated Certificate of Incorporation.

By Order of the Board of directors

JANET A. HOLLE
SECRETARY

Dated:	Englewood, Colorado November , 2002

THE INFORMATION STATEMENT IS PROVIDED TO YOU FOR INFORMATION PURPOSES ONLY. NO ACTION ON YOUR PART IS SOUGHT OR REQUIRED.

EXHIBIT A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
OCEANIC EXPLORATION COMPANY

     Oceanic Exploration Company (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

     1.     The name of the Corporation is Oceanic Exploration Company. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on December 9, 1968.

     2.     This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the DGCL.

     3.     This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation, as heretofore amended or supplemented.

     4.     The text of the Certificate of Incorporation is amended and restated in its entirety as follows:

     FIRST. The name of the Corporation is OCEANIC EXPLORATION COMPANY (the “Corporation”).

     SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

     FOURTH. The Corporation is authorized to issue two classes of shares of stock, to be designated, respectively, “Preferred Stock” and “Common Stock.” The total number of shares that this Corporation shall have authority to issue is Fifty Million Six Hundred Thousand (50,600,000). The authorized number of shares of Preferred Stock shall be Six Hundred Thousand (600,000), and the par value of each of such shares of Preferred Stock shall be Ten Dollars ($10.00). The number of authorized shares of Common Stock shall be Fifty Million (50,000,000), and the par value of each of such shares of Common Stock shall be Six and One-Quarter Cents (6 1/4 ¢).

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions on the shares of any such series of Preferred Stock, all as provided in the DGCL, including without limitation, the dividend rights,

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dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation rights or other rights upon any distribution of the assets of the Corporation, and the number of shares constituting any such series, or any or all of them; and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of such series. In case the number of such shares shall be decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the Board of Directors resolution originally fixing the number of shares of such series.

     FIFTH. The Corporation is to have perpetual existence.

     SIXTH. The Board of Directors of the Corporation is expressly authorized to make, alter or repeal by-laws of the Corporation.

     SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

     EIGHTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholder or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     NINTH. Meetings of the stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

     TENTH. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     1.     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     2.     No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good

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faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article TENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     3.     In addition to the powers and authority hereinbefore or by statute expressly conferred upon them the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any by-laws adopted by the stockholders; provided, however, that no by-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors that would have been valid if such by-laws had not been adopted.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed and attested to this            day of December, 2002.

OCEANIC EXPLORATION COMPANY

By:

Charles N. Haas President

ATTEST:

Secretary

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